Exhibit 10.2




                                           Viacom Inc.
                            2004 Long-Term Management Incentive Plan
                            Performance-Based Restricted Share Units
                            ----------------------------------------
                                  with Time Vesting Certificate
                                  -----------------------------


                           NAME:
                                 ----------------------------------------------

                           NUMBER OF
                           RESTRICTED SHARE UNITS:
                                                   ----------------------------

                           DATE OF GRANT:
                                         --------------------------------------


                                                 VIACOM INC.


                                    This certifies that Viacom Inc., a Delaware
                           corporation (the "Company"), has granted to the employee named above (the "Participant"), on the date indicated above (the "Date of Grant"), the number of performance-based restricted share units with time vesting (the "Restricted Share Units"), indicated above, under the Company's 2004 Long-Term Management Incentive Plan, as amended from time to time (the "Plan"), all on the terms and conditions to this restricted share units certificate attached hereto as part hereof (the "Terms and Conditions").




                                                 ------------------------------
                                                 William A. Roskin
                                                 Executive Vice President,
                                                 Human Resources and
                                                 Development


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                                   Viacom Inc.
                    2004 Long-Term Management Incentive Plan
Terms and Conditions to the Performance-Based Restricted Share Units Certificate
--------------------------------------------------------------------------------
                                with Time Vesting
                                -----------------


                                    ARTICLE I

                         TERMS OF RESTRICTED SHARE UNITS


         Section 1.1 Grant of Performance-Based Restricted Share Units with Time Vesting. The Performance-Based Restricted Share Units with Time Vesting (the "Restricted Share Units") have been awarded to the Participant subject to the terms and conditions contained in (A) the certificate for the [Insert Date of Grant] grant of Restricted Share Units provided simultaneously on-line or attached hereto (the "Restricted Share Units Certificate") and the Terms and Conditions contained herein (collectively, the "Certificate") and (B) the Plan, the terms of which are hereby incorporated by reference. A copy of the Plan is being provided simultaneously on-line or attached hereto. Capitalized terms that are not otherwise defined herein have the meanings assigned to them in the Restricted Share Units Certificate or the Plan. Each Restricted Share Unit shall entitle the Participant to receive one share of Class B Common Stock, subject to the terms and conditions set forth in the Certificate and the Plan.

         Section 1.2  Terms of Restricted Share Units.

         (a) Vesting. Subject to the other terms and conditions contained in the Certificate and in the Plan and subject to the Committee certifying that the performance goal (the "Performance Goal") described below established by the Committee for the [Insert Date of Period] (the "Performance Period") has been achieved, the Restricted Share Units shall vest in four equal annual installments as follows: (i) the first installment shall vest on the later of the date on which the Committee so certifies that the Performance Goal has been achieved and the first anniversary of the Date of Grant; and (ii) the second, third and fourth installments shall vest, respectively, on the second, third, and fourth anniversaries of the Date of Grant. Notwithstanding anything to the contrary in this Section 1.2(d), in the event that the Committee determines that the Performance Goal established for the Restricted Share Units for the Performance Period has not been achieved, the Restricted Share Units will not vest, and will be immediately cancelled in their entirety and the Participant's rights with respect to such Restricted Share Units will cease. The Performance Goal for the Performance Period is [Insert Description of Performance Goal], subject to adjustment pursuant to Section 2.2 hereof.

         (b) Settlement. On the date each portion of the Restricted Share Units vest, all restrictions contained in the Certificate and in the Plan shall lapse as to that portion of the Restricted Share Units and that portion of the vested Restricted Share Units shall be payable in shares of Class B Common Stock, which may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry, registration or issuance of one or more stock certificates. Settlement of vested Restricted Share Units shall be made as soon as practicable after the vesting dates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable U.S. federal or state securities laws. If permitted by the Committee, the Participant may elect to defer settlement of the Restricted Share Units in accordance with procedures established by the Committee from time to time.

         (c) Dividend Equivalents. Dividend Equivalents shall accrue on the Restricted Share Units until the Restricted Share Units are settled. The Company shall credit the accrual of the Dividend Equivalents to the Participant's account at such time and in such manner as determined by the Committee, in its sole discretion. The Company shall maintain a bookkeeping record with respect to the amount of the Dividend Equivalents credited to the Participant's account. The Dividend Equivalents that have been credited to the Participant's account shall be paid in shares of Class B Common Stock when the Restricted Share Units are settled. Payment of Dividend Equivalents that have been credited to the Participant's account will not be made with respect to any Restricted Share Units that do not vest and are cancelled. If the Participant is permitted to defer settlement of the Restricted Share Units, the Dividend Equivalents credited to the Participant's account with respect to such Restricted Share Units shall be converted, on the date on which the Restricted Share Units vest and on each anniversary thereof until the Restricted Share Units are settled, into additional whole and/or fractional Restricted Share Units, based on the Fair Market Value of the Class B Common Stock on the vesting date and such additional Restricted Shares Units shall be deferred subject to the same terms and conditions as the Restricted Share Units to which the Dividend Equivalents originally related. Additionally, during the period in which settlement of the Restricted Share Units are deferred, such Restricted Shares Units shall earn additional Dividend Equivalents. Such additional Dividend Equivalents shall be converted into additional whole and/or fractional Restricted Share Units, based on the Fair Market Value of the Class B Common Stock on each anniversary of the vesting date of such Restricted Share Units. The Dividend Equivalents shall be settled at the same time and in the same manner as the original underlying Restricted Share Units.

         (d) Termination of Employment, Retirement, Permanent Disability or Death. In the event that (i) the Participant's employment with the Company or any of its Subsidiaries ends by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than a Termination for Cause, termination by the Company or any of its Subsidiaries due to a Termination for Cause or the Participant's Retirement, or (ii) the Participant's Permanent Disability or death occurs, prior to the date or dates on which the Restricted Share Units vest in accordance with Section 1.2(a) hereof, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event, unless the Committee determines otherwise and provides that some or all of such Participant's unvested Restricted Share Units shall vest as of the date of such event, in which case, certificates representing shares of Class B Common Stock shall be delivered in accordance with Section 1.2(b) hereof, to the Participant or, in the case of the Participant's death, to the person or persons who acquired the right to receive such certificates by will or the laws of descent and distribution. A "termination of employment" occurs, for purposes of the Restricted Share Units, when a Participant is no longer an employee of the Company or any of its Subsidiaries. Unless the Committee determines otherwise, the employment of a Participant who works for a Subsidiary shall terminate, for purposes of the Restricted Share Units, on the date on which the Participant's employing company ceases to be a Subsidiary.

                                   ARTICLE II

                              ADJUSTMENT OF AWARDS


         Section 2.1 Effect of Certain Corporate Changes. In the event of a merger, consolidation, stock split, reverse stock split, dividend, distribution, combination, reclassification, reorganization, split-up, spin-off or recapitalization that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to the number and kind of securities subject to the Restricted Share Units, as it deems appropriate. The Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder. Such determinations by the Committee shall be conclusive and binding on all persons for all purposes.

         Section 2.2 Adjustment of Performance Goal. In the event that, during the Performance Period, any merger, consolidation, combination, reorganization, recapitalization, acquisition, divestiture, spin-off, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, or any other extraordinary event, circumstance occurs which has the effect, as determined by the Committee, in its sole discretion, of distorting the Performance Goal, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee in its sole discretion, the calculation of the Performance Goal, to the extent necessary to prevent reduction or enlargement of the award of the Restricted Share Units for such Performance Period attributable to such transaction, circumstance or event. Such adjustments by the Committee shall be conclusive and binding on all persons for all purposes.


                                   ARTICLE III

                                   DEFINITIONS


         As used herein, the following terms shall have the following meanings:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Certificate" shall mean the Restricted Share Units Certificate, together with the Terms and Conditions contained herein.

         (c) "Class B Common Stock" shall mean shares of Class B Common Stock, par value $0.01 per share, of the Company.

         (d) "Code" shall mean the U.S. Internal Revenue Code of l986, as amended, including any successor law thereto and the rules and regulations promulgated thereunder.

         (e) "Committee" shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board to administer the Plan).

         (f) "Company" shall mean Viacom Inc., a Delaware corporation.

         (g) "Date of Grant" shall be the date set forth on the Restricted Share Units Certificate.


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         (h) "Dividend Equivalent" shall mean an amount in cash equal to the regular cash dividend that would have been paid on the number of shares of Class B Common Stock underlying the Restricted Share Units.

         (i) "Fair Market Value" of a share of Class B Common Stock on a given date shall be the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or as reported by any other authoritative source selected by the Company.

         (j) "Participant" shall mean the employee named on the Restricted Share Units Certificate.

         (k) "Performance Goal" shall have the meaning set forth in Section 1.2(a) hereof.

         (l) "Performance Period" shall mean the period of time set forth in
Section 1.2(a) hereof.

         (m) "Permanent Disability" shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a Subsidiary thereof for the Participant and that is in effect on the date of the onset of the Participant's Permanent Disability unless the Committee determines otherwise.

         (n) "Plan" shall mean the Viacom Inc. 2004 Long-Term Management Incentive Plan, as amended from time to time.

         (o) "Restricted Share Units" shall mean the contractual right granted to the Participant to receive shares of Class B Common Stock, subject to the terms and conditions set forth in the Certificate and the Plan.

         (p) "Restricted Share Units Certificate" shall have the meaning set forth in Section 1.1 hereof.

         (q) "Retirement" shall mean the resignation or termination of employment after attainment of an age and years of service required for payment of an immediate pension pursuant to the terms of any qualified defined benefit retirement plan maintained by the Company or a Subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion; and provided, further, that the resignation or termination of employment other than a Termination for Cause after attainment of age 60 shall be deemed a retirement if the Participant does not participate in a qualified defined benefit retirement plan maintained by the Company or a Subsidiary.

         (r) "Subsidiary" shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

         (s) "Termination for Cause" shall mean a termination of employment with the Company or any of its Subsidiaries which, as determined by the Committee, is by reason of (i) "cause" as such term or a similar term is defined in any employment agreement that is in effect and applicable to the Participant, or
(ii) if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, the

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Participant's: (A) dishonesty; (B) conviction of embezzlement, fraud or other conduct which would constitute a felony; (C) willful unauthorized disclosure of confidential information; (D) failure, neglect of or refusal to substantially perform the duties of the Participant's employment; or (E) any other act or omission which is a material breach of the Company's policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any Subsidiary thereof.


                                   ARTICLE IV

                                  MISCELLANEOUS


         Section 4.1 No Rights to Awards or Continued Employment. Neither the Certificate, the Plan nor any action taken in accordance with such documents shall confer upon the Participant any right to be employed by or to continue in the employment of the Company or any Subsidiary, nor to be entitled to any remuneration or benefits not set forth in the Plan or the Certificate, including the right to receive any future awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate the Participant's employment at any time for any reason.

         Section 4.2 Restriction on Transfer. The rights of the Participant with respect to the Restricted Share Units shall be exercisable during the Participant's lifetime only by the Participant and shall not be transferable by the Participant to whom the Restricted Share Units are granted, except by will or the laws of descent and distribution; provided, that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its sole discretion, impose.

         Section 4.3 Taxes. The Company or a Subsidiary, as appropriate, shall be entitled to withhold from any payment made under the Plan to the Participant or a Participant's estate or any permitted transferee an amount sufficient to satisfy any federal, state, local and/or other tax withholding requirement. The Committee, in its discretion, may, as a condition to the settlement of the Restricted Share Units, payment of the Dividend Equivalents or delivery of any certificate(s) for shares of Class B Common Stock, require that an additional amount be paid in cash equal to the amount of any federal, state, local and/or other tax withholding requirement or, alternatively, permit the Participant to satisfy such tax withholding requirement by withholding shares of Class B Common Stock subject to the applicable Restricted Share Units and/or Dividend Equivalents.

         Section 4.4 Stockholder Rights. The grant of Restricted Share Units under the Certificate shall not entitle the Participant or a Participant's estate or any permitted transferee to any rights of a holder of shares of Class B Common Stock, other than when and until the Participant, the Participant's estate or the permitted transferee is registered on the books and records of the Company as a stockholder and share certificates are delivered to such party upon settlement of the Restricted Share Units or payment of the Dividend Equivalents. Unless otherwise determined by the Committee in its discretion, no adjustment shall be made for dividends or distributions or other rights in respect of any shares of Class B Common Stock for which the record date is prior to the date on which the Participant, a Participant's estate or any permitted transferee shall become the registered holder of such shares of Class B Common Stock.

         Section 4.5 No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor the Certificate shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         Section 4.6 Interpretation. In the event of any conflict between the provisions of the Certificate (including the definitions set forth herein) and those of the Plan, the provisions of the Plan will control. Additionally, in the event of a conflict or ambiguity between the provisions of the Certificate and the provisions of any employment agreement that is in effect and applicable to the Participant with respect to the Restricted Share Units, the provisions of such employment agreement shall be deemed controlling to the extent such provisions are consistent with the provisions of the Plan and are more favorable to the Participant than the provisions of the Certificate.

         Section 4.7 Breach of Covenants. In the event that the Committee makes a good faith determination that the Participant committed a material breach of the restrictive covenants relating to non-competition, no solicitation of employees, confidential information or proprietary property in any employment or other agreement applicable to the Participant during the one year period after termination of the Participant's employment with the Company or a Subsidiary for any reason, the Participant will be required to return the shares of Class B Common Stock received by him or her in settlement of the Restricted Share Units and payment of the Dividend Equivalents or, if such shares of Class B Common Stock were sold by the Participant, return any proceeds realized on the sale of such shares of Class B Common Stock during the one year period prior to such breach or any time after such breach occurs.

         Section 4.8 Governmental Regulations. The Restricted Share Units shall be subject to all applicable rules and regulations of governmental or other authorities.

         Section 4.9 Headings. The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Certificate.

         Section 4.10 Governing Law. The Certificate and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.